Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, 333-152658, and 333-167265) of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated January 29, 2010 relating to the financial statements of Intown Hospitality Investors, LP and Subsidiaries, which is incorporated by reference in the Company’s Annual Report on Form 10-K/A dated August 17, 2010.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

August 16, 2010

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